U.S.B. Holding Co., Inc.
                Computation of Ratio of Earnings to Fixed Charges
                        (Including Interest on Deposits)
                              (000's except ratios)


Earnings to Fixed Charges

                                   Three Months Ended March 31                        Year Ended December 31
                                       1997          1996          1996          1995          1994          1993          1992
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Pre tax earnings................    $ 3,345.00     $3,343.00    $14,188.00    $13,638.00    $10,126.00    $ 9,805.00    $ 7,449.00
Interest on borrowings..........      1,190.00        180.00      1,827.00        880.00        588.00        216.00        142.00
1/3 rent expense................         54.33         39.00        177.00        176.67        150.67        141.33        119.33
Interest on deposits............      6,760.00      6,065.00     25,774.00     23,438.00     15,345.00     12,922.00     15,151.00
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    $11,349.33     $9,627.00    $41,966.00    $38,132.67    $26,209.67    $23,084.33    $22,861.33
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Fixed charges...................    $ 8,004.33     $6,284.00    $27,778.00    $24,494.67    $16,083.67    $13,279.33    $15,412.33
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Ratio earnings to fixed charges.          1.42x         1.53x         1.51x         1.56x         1.63x         1.74x         1.48x
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========

Earnings to Fixed Charges and Preferred Stock Dividend

Pre tax earnings................    $ 3,345.00     $3,343.00    $14,188.00    $13,638.00    $10,126.00    $ 9,805.00    $ 7,449.00
Interest on borrowings..........      1,190.00        180.00      1,827.00        880.00        588.00        216.00        142.00
1/3 rent expense................         54.33         39.00        177.00        176.67        150.67        141.33        119.33
Interest on deposits............      6,760.00      6,065.00     25,774.00     23,438.00     15,345.00     12,922.00     15,151.00
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    $11,349.33     $9,627.00    $41,966.00    $38,132.67    $26,209.67    $23,084.33    $22,861.33
Preferred dividend on tax           ===========   ===========   ===========   ===========   ===========   ===========   ===========
   equivalent basis.............    $    48.77     $  117.38    $   443.09    $   460.60    $   455.67    $   518.72    $   533.19
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Fixed charges...................    $ 8,053.10     $6,401.38    $28,221.09    $24,955.27    $16,539.34    $13,798.05    $15,945.52
Ratio earnings to fixed charges     ===========   ===========   ===========   ===========   ===========   ===========   ===========
   and preferred dividend.......          1.41x         1.50x         1.49x         1.53x         1.58x         1.67x         1.43x
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========


Earnings to Fixed Charges and Preferred Stock Dividend (Proforma)1

                                          Three Months Ended March 31         Year Ended December 31
                                          ---------------------------         ----------------------
                                                      1997                              1996
Pre tax earnings.........................        $  3,345.00                       $ 14,188.00
Interest on borrowings...................           1,190.00                          1,827.00
1/3 rent expense.........................              54.33                            177.00
Interest on deposits.....................           6,760.00                         25,774.00
                                                 $ 11,349.33                       $ 41,966.00
                                                ==============                    ==============
Fixed charges............................        $  8,491.67                       $ 29,727.33
                                                ==============                    ==============
Ratio earnings to fixed charges and
   Preferred stock dividend (proforma)...               1.34x                             1.41x
                                                ==============                    ==============

-------------------
1    Assumes issuance of Capital  Securities and repayment of existing preferred stock at beginning of period.
